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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                          ----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)

                                OCTOBER 15, 2004

                          ----------------------------

                                  GARTNER, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                        1-14443               04-3099750
-------------------------------   ------------------------   -------------------
(State or Other Jurisdiction of   (Commission File Number)     (IRS Employer
        Incorporation)                                       Identification No.)

                                 P.O. BOX 10212
                               56 TOP GALLANT ROAD
                             STAMFORD, CT 06902-7747
          (Address of Principal Executive Offices, including Zip Code)

                                 (203) 316-1111
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 15, 2004, Gartner, Inc. (the "Company") entered into an Employment Agreement (the "Agreement") with Mr. Eugene A. Hall, with an effective date of August 1, 2004, pursuant to which Mr. Hall will serve as Chief Executive Officer and a director of the Company.

The Agreement has an initial term of three years, with automatic one year renewals commencing on the third anniversary, unless either party provides the other with at least 90 days prior written notice that the term shall not be extended. Under the Agreement, Mr. Hall's annual base salary initially is $650,000 and he will be eligible to receive a bonus upon the achievement of certain performance objectives. The annual target bonus shall be equal to 100% of Mr. Hall's annual base salary, with the actual bonus being subject to adjustment for over- or under-achievement of Company and individual objectives, provided, however, that the maximum actual bonus will not exceed 200% of Mr. Hall's base salary. The bonus for the first (12) months of Mr. Hall's employment will be guaranteed at 100% of Mr. Hall's base salary.

The Agreement further provides that Mr. Hall will receive a nonqualifed stock option to purchase an aggregate of 800,000 shares of Class A Common Stock of the Company, with a per-share exercise price equal to the per-share fair market value of Class A Common Stock of the Company on the date of grant. The option shall vest in equal annual installments on the first four anniversaries of the date of grant, subject to Mr. Hall's continued employment with the Company on each vesting date. Notwithstanding the preceding sentence, the option shall vest in full upon a change in control.

The Agreement also provides that Mr. Hall will be granted 500,000 restricted shares of Class A Common Stock of the Company, with a par value purchase price. Restrictions shall lapse as to (i) 300,000 shares when the Company's Class A Common Stock trades at an average price of $20 or more for sixty (60) consecutive trading days, (ii) 100,000 shares when the Company's Class A Common Stock trades at an average price of $25 or more for sixty (60) consecutive trading days, and (iii) 100,000 shares when the Company's Class A Common Stock trades at an average price of $30 or more for sixty (60) consecutive trading days, subject to Mr. Hall's continued employment with the Company through each such date. Notwithstanding the preceding sentence, all restrictions shall lapse in full upon a change in control.

Pursuant to the Agreement, Mr. Hall is also entitled to receive all benefits provided to senior executives, executives and employees of the Company generally from time to time, including medical, dental, life insurance and long-term disability, in each case so long as and to the extent the same exist.

Pursuant to the Agreement, if the Company terminates the employment of Mr. Hall involuntarily and without business reasons or a constructive termination occurs, or if the Company elects not to renew the Agreement upon the expiration of the employment term and Mr. Hall within ninety (90) days following the expiration of the employment term terminates his employment, then, subject to Mr. Hall signing and not revoking a general release of claims against the Company and its successors, Mr. Hall shall be entitled to receive the following: (i) base salary and paid time off ("PTO") accrued through the termination date plus continued base salary for a period of twenty-four months following the termination date, payable in accordance with the Company's regular payroll schedule as in effect from time to time, (ii) at the termination date, 200% of Mr. Hall's target bonus for the fiscal year in which the termination date occurs, and any earned but unpaid bonus from the prior fiscal year, (iii) 24 months' continued vesting under all outstanding stock options and other equity arrangements subject to vesting and held by Mr. Hall (with a post-termination exercise period of approximately 24 months, subject to the maximum term of the award), and (iv) reimbursement for premiums incurred to continue group health benefits (or, at the Company's election, to obtain substantially similar health benefits through a third party carrier) for twenty-four (24) months for Mr. Hall, his spouse and any children, provided that Mr. Hall makes the appropriate election.

In the event of a change in control, Mr. Hall shall be entitled to receive the following: (i) base salary and PTO accrued through the date of the change in control plus an amount equal to three (3) years of Mr. Hall's base salary as then in effect, (ii) an amount equal to three (3) times Mr. Hall's target bonus for the fiscal year in which the change in control occurs, and (iii) (a) for at least three (3) years following the date of the change in control (even if Mr. Hall ceases employment), continuation of group health benefits at the Company's cost pursuant to the Company's

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standard programs as in effect from time to time (or at the Company's election substantially similar health benefits as in effect at the termination date (if applicable), through a third party carrier) for Mr. Hall, his spouse and any children, and (b) thereafter, to the extent COBRA shall be applicable, continuation of health benefits for such persons at Mr. Hall's cost, for a period of 18 months or such longer period as may be applicable under the Company's policies then in effect, provided that Mr. Hall makes the appropriate election and payments.

Pursuant to the Agreement, Mr. Hall will also receive additional payments equal to any excise tax and related income tax incurred as a result of any payments made by the Company that would not have been imposed absent such payments (including excise taxes on change in control payments made to Mr. Hall) sufficient to restore him to the same after-tax position he would have been in if the excise tax had not been imposed.

The Employment Agreement between the Company and Mr. Hall is attached hereto as
Exhibit 10.1 and incorporated herein by reference.

On October 15, 2004, the Company also entered into a Restricted Stock Agreement with Mr. Hall, the material terms of which are included in the description above.

The Restricted Stock Agreement between the Company and Mr. Hall is attached hereto as Exhibit 10.2 and incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

10.1 Employment Agreement, dated as of October 15, 2004, by and between Gartner and Eugene A. Hall.

10.2 Restricted Stock Agreement, dated as of October 15, 2004, by and between Gartner and Eugene A. Hall.

99.1     Press Release dated as of October 15, 2004.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   GARTNER, INC.

                                   By: /s/ Christopher Lafond
                                   ------------------------------------
                                   Christopher Lafond
                                   Executive Vice President,
                                   Chief Financial Officer

Date: October 15, 2004

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                                  EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION
-----------    -----------
10.1           Employment Agreement, dated as of October 15, 2004, by and between Gartner and Eugene A. Hall.

10.2 Restricted Stock Agreement, dated as of October 15, 2004, by and between Gartner and Eugene A. Hall.

99.1           Press Release dated as of October 15, 2004.